Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SMART VENTURES, INC., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Noah Clark, Chief Executive Officer and Chief Financial Officer of the Company do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to their knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Nadir Walji

        Nadir Walji, President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

     July 25, 2008

A signed original of this written statement required by Section 906 has been provided to Smart Ventures, Inc. and will be retained by Smart Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.